Exhibit 10.1

PURSUANT TO ITEM 601(B)(2)(II) OF REGULATION S-K, CERTAIN INFORMATION

CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS AS [****], HAS BEEN

OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE

TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Research and Collaboration Agreement is made as of the 28 day of January, 2022 (the “Effective Date”) by and between RenovaCare Inc, a Nevada corporation, having an executive office is at 9375 E. Shea Blvd., Suite 107-A, Scottsdale, AZ 85260 (USA) (the “RCAR”) and HistoCell S.L., a regenerative medicine company, having offices at Parque Tecnologico 801. 2nd Floor, 48160 – Derio (Bezkaia) Spain, (“HistoCell”) (this “Agreement”); each of RCAR and HistoCell are also referred to individually herein as a “Party” or collectively as the “Parties.”

WHEREAS, RCAR is a public U.S.-based regenerative medicine biotechnology company engaged in the development of cell therapies and medical devices for the treatment of acute and chronic wounds and skin disorders; and HistoCell is a private Spain-based regenerative medicine company engaged in adipose cell-derived stem cell therapies and medical devices for the treatment of spinal injuries, acute lung disease, bone defects, wounds, and skin disorders;

WHEREAS, RCAR and the HistoCell wish to collaborate (the “Collaboration”) [****], and in connection therewith, to undertake a research and development project on a [****] on the terms and conditions set forth in this Agreement (the “Product”);

WHEREAS, in furtherance of the Collaboration:

•	RCAR has and will provide the expertise of [****];

•	HistoCell has and will provide expertise in the [****];

•	RCAR will provide [****]. and

•	HistoCell will provide [****].

ACCORDINGLY, IT IS HEREBY AGREED AS FOLLOWS:

1	THE RESEARCH AND DEVELOPMENT COLLABORATION

1.1	HistoCell’s contact for the Collaboration shall be Dr. Begoña Castro, HistoCell’s Chief Scientific Officer. If Dr. Castro is unable or unwilling to continue the supervision of the Collaboration on behalf of HistoCell, HistoCell shall promptly notify RCAR, and advise it of a suitable successor to Dr. Castro within [****]calendar days thereafter; RCAR shall not unreasonably decline to accept the choice of a successor selected in this way; however, if it can demonstrate reasonable grounds for not wanting to accept the choice of successor, then RCAR may terminate this Agreement by providing notice in accordance with Section 9.

1.2	RCAR’s contact for the Collaboration shall be Dr. Roger Esteban-Vives, Vice President of RCAR Product Development. If Dr. Roger Esteban-Vives, is unable or unwilling to continue the supervision of the Collaboration on behalf of RCAR, RCAR shall promptly notify HistoCell. Dr. Robin Robinson, RCAR Chief Scientific Officer shall be Dr. Esteban-Vives’ successor. In the event that Dr. Robinson is unable or unwilling to accept such position, RCAR shall advise HistoCell of a suitable successor to Dr. Robinson within [****]calendar days thereafter; HistoCell shall not unreasonably decline to accept the RCAR’s choice of successor selected in this way; however, if it can demonstrate reasonable grounds for not wanting to accept the choice, then HistoCell may terminate this Agreement by providing notice in accordance with Section 9.

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1.3	The Parties must give notice as soon as is practicable to the other Party should there be any changes to RCAR or HistoCell staff assigned to work on the Collaboration so that the Collaboration will not be negatively affected by such unforeseen changes.

1.4	Each Party undertakes to supply the levels of data, manpower, materials, resources and commitment identified as its contribution to the Collaboration in Schedule 1 to this Agreement and shall endeavour to ensure the accuracy of all such data and promptly correct any error therein of which it becomes aware. For the avoidance of doubt, any data, information or materials which one Party supplies to the other in the course of the Collaboration shall represent Confidential Information and Background IP (as each such terms are defined, respectively in Sections 4.4 and 5.1 below), as the case may be, belonging to the supplying Party.

1.5	The purpose of the Collaboration is to develop the Product (the “Purpose”); should the Parties agree that they want to jointly commercialize the Product, the Parties shall enter into a definitive commercialization agreement setting forth, among other things, the financial terms of the joint commercialization of the Product, the provisions of any cross licensing of a Party’s Solely Owned Research IP (as defined in Section 5.5 ) (the “Definitive Commercialization Agreement”). It is understood and agreed that neither Party is obligated to enter into a Definitive Commercialization Agreement or any other commercial agreement with each other. However, should any commercial benefit accrue to a Party (the “Benefiting Party”) from the commercial exploitation of patented Research IP belonging the Benefiting Party and as to which the Research Personnel of the other Party is identified as an inventor, the Benefiting Party shall make payments to the other Party, on fair and reasonable terms to be agreed to, in writing, by the Parties, which take due account of the contribution which both Parties have made to the Collaboration (whether scientific or financial), and all other relevant factors, such as the use of Background IP and the costs of patenting, licensing, and related business costs. Each Party agrees, understands, and acknowledges that the other Party is a commercial enterprise and may acquire or develop intellectual property, products, and therapies, and pursue clinical indications which may conflict with or otherwise make use of Research IP.

1.6	It is contemplated that the Collaboration shall entail research on the [****]Research is sometimes herein refered to as the “Research”).

1.7	The initial funding and budget for the [****]shall be the sole responsibility of HistoCell. The funding and budget for the initial research [****] shall be the sole responsibility of RCAR. Funding and budget for the co-development and clinical testing of the Product [****]. Each Party shall not participate with any another primary contractor or secondary contractor for substantiall the same proposal covered by this Agreement (“Proposal (Schedule 1)” and for the work assigned to the primary contractor or secondary contractor in connection with this Agreement during the Effective Period (as defined in Section 2.1, below).

1.8	The Parties agree to collaborate on the preparation of documents, presentations, and other materials and to seek outside third-party funding to support the joint development and pilot-scale manufacturing of the Product on the terms and conditions to be set forth in the Definitive Commercialization Agreement. Development and clinical testing of the Product will be predicated on obtaining outside funding successfully to support these activities. Notwithstanding the foregoing, any Confidential Information or Background IP of any Party that is incorporated in the Collaboration may not be used or reversed engineered by the other Party in any manner whatsoever and no license to such any Confidential Information or Background IP is created hereby or by its ultimate incorporation into the Product unless otherwise specifically agreed to in writing by the Parties.

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1.9	If either Party reasonably believes that the Collaboration or the way in which a Party is undertaking the Collaboration is deficient or incompatible with the Purpose, it shall notify the other Party in writing at the earliest possible opportunity, giving full details of the perceived deficiencies. The Parties shall then discuss the matter in good faith to establish where any deficiencies may lie and an appropriate course of action to deal with them, as part of which the defaulting Party shall use reasonable efforts to remedy any agreed defaults within an agreed, reasonable period which shall generally not exceed [****] Business Days the defaulting Party to remedy any agreed faults, or should the defaulting Party not remedy any agreed faults within the agreed period, then the non-defaulting Party may terminate this Agreement by providing notice to the defaulting Party in accordance with Section 9.

1.10	The Parties acknowledge that no human subjects are or will be included in the research undertaken by the Parties pursuant to the Collaboration; however adult human subjects will be enrolled in safety and feasibility and pivotal efficacy clinical trials planned in the Development phase of the project. Each Party undertakes to secure all necessary approvals from the competent local and national research ethics committee/s and regulatory authorities that such Party is obligated to obtain before undertaking any part of the Collaboration, which requires research ethics committee, subjects’ insurance, regulatory authority, and other applicable approvals.

2	DURATION

2.1	This Agreement commences on the Effective Date.

2.2	Subject to earlier termination of this Agreement as provided in Section 8 below, the term of this Agreement shall be [****]years commencing on the Effective Date and terminating on the earlier of the [****] year anniversary of the Effective Date (the “Effective Period”).

2.3	The Parties periodically shall review the progress of the Collaboration and any possible renewal of this Agreement no later than one month before the annual anniversary of the Effective Date. If at the end of the Effective Period of the Collaboration project, it is decided to extend the term of this Agreement, such extension shall be the subject of a formal written amendment to this Agreement.

3	RECORD KEEPING, REPORTING AND MEETINGS

3.1	The Parties shall share relevant summary data deriving from the Collaboration that relates to the development of human adipose-derived stem cells and the development of the portable SkinGun™, on a confidential basis, as described in Section 4 below. The Investigators will make one written report and up to four (4) oral formal presentations summarizing the work completed each year on the Collaboration project, in addition to any draft manuscripts, posters, or external oral presentation materials.

3.2	As applicable, monthly reporting to the United States government or department or agency thereof (the “US Government”), as part of a contract or grant, will be prepared by the Investigators (as set forth on Schedule 1 to this Agreement and as may be amended pursuant to Section 10.10) and submitted by RCAR, as the prime contractor; and, as may be required, the Parties shall also prepare and RCAR shall submit a comprehensive final report to the US Government within ninety (90) calendar days after the termination of the Agreement. Should either Party be required to file reports with any other government or agency thereof, each Party shall assist in the preparation and filing of any such reports. Each Party should provide a copy to the other Party for any such report filed to the US Government or agency.

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3.3	For any reports, correspondences and other communications, including invoices submission or claims for payments, made or received by [****], to or with the US Government in connection with this Agreement, [****]as soon as possible after its occurrence.

4	CONFIDENTIALITY AND PUBLICATION

4.1	The Parties shall ensure that information supplied to or deriving from the Collaboration project is exchanged between themselves on a confidential basis.

4.2	In the event of one Party (“Disclosing Party”) making available to the other Party (the “Receiving Party”) Confidential Information (as defined below) relating to its business, scientific or other activities in the course of the Research and Collaboration, the Receiving Party shall maintain the secrecy of such Confidential Information and that it shall not use, disclose or grant use of such Confidential Information to any third Person, including: (i) to its staff, employees, and third party sub-contractors, consultants, or other third party research collaborators engaged to work on, advise on or manage any aspect of the Collaboration (collectively, “Research Personnel”) except, and only to the extent required to conduct the research contemplated by this Agreement. Neither Party shall include any of the other Party’s Confidential Information in the published results of the Collaboration without the prior written permission of that other Party.

4.3	A Receiving Party that receives products, devices or material samples from the Disclosing Party shall not reverse engineer such products, devices or analyze samples for chemical or structural composition without the prior written consent of the Disclosing Party. The results of all analyses of samples will be regarded as Confidential Information of the Disclosing Party and will be treated by the Receiving Party with the same strict confidentiality and restrictions on limited-use and disclosure as the other Confidential Information referred to above. The Receiving Party will provide the disclosing Party with a written summary of these analyses.

4.4	For purposes of this Agreement “Confidential Information” shall mean, without limitation, any data and information that is disclosed by the Disclosing Party to the Receiving Party, either directly or indirectly in writing, orally, digitally, electronically or by inspection of tangible or intangible objects, whether marked or not marked as confidential, which includes, but is not limited to trade secrets, inventions (whether patented or unpatented), technologies, products, services, samples, prototypes, solutions, software, hardware, discoveries, formulas, processes, know-how, devices, business plans, methods, practices, designs, diagrams, drawings, specifications, records, analyses, test materials, compounds, materials, formulations, ideas, price lists and other financial information, research data, clinical studies information, clinical research, personnel and/or customer lists, or other related information and communications, Background IP (as defined in Section 5.1) and the the chemical identity, and any properties or specifications related to the foregoing, including. Research IP shall be Confidential Information of the Party that owns the Research IP under the terms set forth in this Agreement.

4.5	Each Party shall ensure that all Research Personnel shall maintain the secrecy of the other Party’s Confidential Information, and if either Party intends to use the services of sub-contractors, consultants or other third parties to work on, advise on or manage any aspect of the Research, or intends to reveal any of the results of the Research to any such persons or organizations, that such Party shall first ensure that all Research Personnel, sign legally-binding agreements undertaking to abide by the same conditions of confidentiality regarding the Confidential Information as are set out in this Agreement mutatis mutandis, or a joinder agreement to this Agreement pursuant to which such Research Personnel, to comply with Sections 4, 5, 8.3 and 10.14 of this Agreement.

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4.6	The [****] constitute Confidential Information of RCAR and [****]held by HistoCell will be kept in a secure location. Photos or images of the [****]constitute Confidential Information belonging to RCAR. RCAR is willing to provide images and/or illustrations of the gun for the purpose of scientific publications and presentations (as described in Section 4.8, below) but these must be approved for such use by RCAR prior to publication. Any [****]in the possession of HistoCell that are provided by RCAR or its Affiliates remain the property of RCAR and shall be returned to RCAR upon request or termination of the Agreement. Disposables [****] will also be returned or destroyed to RCAR’s satisfaction. None of the [****] will be photographed, sketched, copied, reproduced or reversed engineered or otherwise utilized by HistoCell without prior written consent by RCAR.

4.7	The [****]and the instructions for their usage constitute Confidential Information and [****]held by RCAR will be kept in a secure location. Photos or images of the HistoCell’s [****]constitute Confidential Information belonging to HistoCell. HistoCell is willing to provide images and/or illustrations of these items for the purpose of scientific publications and presentations (as described in Section 4.8, below) but these must be approved for such use by HistoCell prior to publication. Any of these items, accessories, photos, or images in the possession of RCAR that are provided by HistoCell or its Affiliates remain the property of HistoCell and shall be returned to HistoCell upon request or termination of the Agreement. [****] or instructions will also be returned or destroyed to the HistoCell’s satisfaction. None of these items, accessories, other materials, or instructions will be photographed, sketched, copied, reproduced or reversed engineered or otherwise utilized by RCAR without prior written consent by HistoCell.

4.8	The Parties agree to share jointly all data, documents, instructions, designs, plans, proposals, photos, images, and other relevant materials on the Product and its development as Confidential Information. Such information will be kept in secure locations by both parties including shared electronic databases. Publication and review of results from research and development towards the Product will be subject to joint consent. Such joint materials may be made available as Confidential Information to outside contractors for consulting, development, manufacturing, and testing funding and investment organizations by mutual consent of the Parties.

4.9	The Parties agree that the existence of this Agreement and its terms will also be considered Confidential Information and agree not to disclose the terms of this Agreement to a third Person without the prior written consent of the other Party, except (i) as required to enforce the terms of this Agreement, (ii) to financial institutions, accountants, advisors and legal counsel to the Parties, (iii) as required by applicable Law, regulatory agencies or the order of a court of competent jurisdiction. A disclosure of any Confidential Information (i) in response to a valid order by a court or other governmental body or (ii) as otherwise required by law will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; thereof to the owner Party to enable the owner Party to seek a protective order or otherwise prevent such disclosure.

4.10	The obligations in this Section 4 above shall not apply to data or information which the Receiving Party can clearly demonstrate:

(a) was known to the Receiving Party prior to disclosure; or

(b) was or becomes part of the public domain through no fault of the Receiving Party; or

(c) becomes lawfully available to the Receiving Party from an unconnected third party who is under no obligation of confidentiality in respect thereof, or with the lawful right to make such disclosure; or

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(d) has been independently developed or conceived for or by it without reference to the other Party’s Confidential Information; or

(e) it is required to disclose by applicable Law or a regulatory body, in which circumstances the Receiving Party shall wherever practicable give reasonable advance notice of the intended disclosure to the other Party, and the relaxation of the obligations of confidentiality shall apply only for as long as is necessary to comply with the relevant law or regulatory requirement and solely for the purposes of such compliance.

4.11	The obligations of confidentiality set forth herein as to any item of Confidential Information shall survive the expiration or earlier termination of this Agreement until such item of Confidential Information would no longer qualify as “Confidential Information” under the terms of this Agreement.

5	OWNERSHIP OF INTELLECTUAL PROPERTY

5.1	Nothing in this Agreement shall affect the ownership of intellectual property rights of either Party existing prior to this Agreement or generated outside the Collaboration (“Background IP”). Neither Party shall knowingly make Background IP available to the other Party (i) which it does not have the right to make available to that Party, (ii) where it does not have the right to grant the licences to use such Background IP as contemplated by this Agreement or, (iii) where to do so would cause an infringement of the rights of a third party. For the avoidance of doubt, Background IP belonging to RCAR (the “RCAR Background IP”) includes but is not limited to; the [****] RCAR Confidential Information, and the technology contained within the [****]. Background IP belonging to HistoCell (the “HistoCell Background IP”) includes but is not limited to HistoCell’s [****] materials and methodology and descriptions of the same, and HistoCell Confidential Information.

5.2	If one Party makes any of its Background IP available to the other Party in the course of the Research and Development Collaboration, the Party receiving such Background IP shall treat it as Confidential Information disclosed hereunder and shall not disclose it to a third party nor use it for any purposes other than that for which it was made available to that Party. Neither Party has an obligation to provide Background IP that they do not wish to provide. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest, license or other right, title, or interest in or to any Background IP or other intellectual property or Confidential Information of the other Party, including its Solely Owned Research IP (as that term is defined in Section 5.5 below), whether by implication, estoppel, or otherwise, including any items controlled or developed by the other Party, or delivered by the other Party, at any time pursuant to this Agreement.

5.3	Should one Party become aware of any infringement of any Background IP, it shall notify the other Party as soon as is reasonably practicable upon such infringement coming to its notice, and the Party owning such Background IP shall have the sole conduct of any proceedings with relation to its own Background IP. Each Party shall indemnify and hold harmless the other Party against all liability for any loss, damages, costs, claims or demands of any nature whatsoever incurred or suffered by it in respect of any claim or action stating that the use of the such Background IP infringes the intellectual property rights of any third party (“Intellectual Property Infringement”) in the course of the Collaboration provided that the other Party:

(a)	gives it notice of any Intellectual Property Infringement promptly upon becoming aware thereof.

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(b)	gives it the sole conduct of the defence of any claim or action in respect of an Intellectual Property Infringement and does not at any time admit liability or otherwise settle or compromise the said claim or action except upon the express instructions of the Party owning the Background IP in question; and

(c)	acts in accordance with the reasonable instructions of the Party owning the said Background IP and gives it such assistance as it shall reasonably require with regard to the conduct of such defence.

5.4	Each Party shall keep appropriate records and documentation concerning Research IP (as defined in Section 5.5 below) and disclose to the other Party all Research IP, including copies of all invention disclosures and other similar documents created in the ordinary course of its business that disclose any conception or reduction to practice of any intellectual property constituting Research IP. A Party shall make all such disclosures to the other Party at least thirty (30) Business Days before any public disclosure of such Research IP or any required submission to government agencies in compliance with the requirements of government supported research. Each Party shall maintain contemporaneous, complete, and accurate written records of its (or its Research Personnel) activities concerning Research IP that provide proof of the conception date and reduction to practice date of any Research IP for which any of its Research Personnel claim inventorship status.

5.5	For purposes of this Agreement, “Research IP” means all Intellectual Property made, invented, developed, created, conceived, or reduced to practice by any Party, a Party’s Research Personnel or any affiliate of any of the foregoing (i) as a result of work conducted pursuant to this Agreement, (ii) or by a Party in its evaluation, use, or implementation of the other Party’s Background IP or Confidential Information, or (iii) by a receiving Party resulting from or derived from or based on the other Party’s Background IP or Confidential Information, in each case, including all rights in any patents or patent applications, copyrights, trade secrets, and other intellectual property rights relating thereto.

5.6	Regardless of inventorship, as between the Parties:

(a)	RCAR shall own all right, title, and interest in and to Research IP relating to, derived from, based upon or constituting an improvement to, any RCAR Background IP (the “RCAR Solely Owned Research IP”);

(b)	HistoCell shall own all right, title, and interest in and to Research IP relating to, derived from, based upon or constituting an improvement to, any HistoCell Background IP (the “HistoCell Solely Owned Research IP”);

(c)	RCAR Solely Owned Research IP and HistoCell Solely Owned Research IP are collectively herein sometimes referred to as “Solely Owned Research IP.”

(d)	The Parties, shall use Commercially Reasonable Efforts to address all issues concerning the inventorship or ownership of, or any rights to, Research IP in a fair and equitable manner and in accordance with the requirements of U.S. patent law to achieve the goals of the Collaboration.

5.7	The Party owning Solely Owned Research IP:

(a)	will have the exclusive right, but not the obligation, to prepare, file, prosecute, and maintain patent applications and patents covering its solely owned Research IP;

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(b)	will be the sole Prosecuting Party for such Solely Owned Research IP; and

(c)	shall keep the other Party currently informed of developments concerning the filing and prosecution of all patent applications, amendments, and other documents relating to Solely Owned Research IP. Anything in the foregoing to the contrary notwithstanding Prosecuting Party shall not be required to provide the other Party with any copies of any filings made by it with respect to its Solely Owned Research IP.

5.8	At the written request of a Prosecuting Party, the non-Prosecuting Party shall make its representatives, including its Research Personnel, reasonably available to the Prosecuting Party to the extent necessary/useful to assist the Prosecuting Party in the preparation, filing, prosecution, and maintenance of patent applications and patents, as well as any infringement litigation, concerning Research IP. The non-Prosecuting Party shall execute and deliver to the Prosecuting Party all descriptions, applications, declarations, assignments, and other documents and instruments necessary in carrying out the provisions of this Section 5.8.

5.9	Each Party is solely responsible for all costs and expenses relating to the preparation, filing, and prosecution of patent applications claiming Solely Owned Research IP by it and the maintenance of any resulting patents.

5.10	HistoCell hereby assigns and agrees to assign to RCAR all of its right title and interest in and to any and all RCAR Solely Owned Research IP the ownership of which belongs, in accordance with the terms of this Agreement, to RCAR. RCAR hereby assigns and agrees to assign to HistoCell all of its right title and interest in and to any and all HistoCell Solely Owned Research IP the ownership of which belongs, in accordance with the terms of this Agreement, to HistoCell.

5.11	Each Party agrees to ensure that any of its Research Personnel who works on or provides services in connection with the Collaboration on behalf of such Party, is legally bound by written agreement requiring such Research Personnel to:

(a) follow that Party’s policies and procedures for reporting any inventions, discoveries or other Research IP invented, conceived, developed, derived, discovered, generated, identified, or otherwise made by the Participating Individual that arises from access to Confidential Information of either Party and that relates to the Research or the Background IP;

(b) assign to RCAR and/or HistoCell, as the case may be, all of their right, title, and interest in and to any Research IP constituting RCAR Solely Owned Research IP or HistoCell Solely Owned IP, as the case may be, under this Agreement, including all intellectual property rights relating thereto; and, during and after such Research Personnel’s engagement with such Party, agrees to reasonably cooperate with such Party to (i) apply for, obtain, perfect, and transfer to such Party any and all intellectual property rights and interests into the Research IP in any jurisdiction in the world as far as allowed by applicable laws in such jurisdiction; and (ii) cooperate in maintaining, protecting, defending and enforcing the same, including, without limitation, executing and delivering to such Party any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by such Party in connection with the filing and enforcement of any patent or other rights in the Research IP;

(c) perform all acts and sign, execute, acknowledge, and deliver any and all papers, documents, and instruments required to fulfill the obligations and purposes of that agreement; and,

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(d) be bound by obligations of confidentiality and non-use no less restrictive than those set out in this Agreement.

5.12	In addition, (a) HistoCell shall ensure, that any of its Research Personnel involved or engaged in any aspect of the Research, including, but not limited to the Research Personnel, by legally binding agreement, has assigned their respective intellectual property rights in and to any RCAR Solely Owned Research IP to, or are under an obligation to assign their rights thereto, to RCAR and (b) RCAR shall ensure, that any of its Research Personnel involved or engaged in any aspect of the Research, including, by legally binding agreement, has assigned their respective intellectual property rights in and to any HistoCell Solely Owned Research IP to, or are under an obligation to assign their rights thereto, to HistoCell.

5.13	Subject to the terms and conditions of this Agreement:

(a) RCAR , on behalf of itself and its Affiliates, hereby grants to HistoCell during the term of thisAgreement a fully paid up, non-exclusive, royalty-free, non-transferable license under the RCAR Background IP and RCAR Solely Owned Research IP for the sole purpose of enabling, and only to the extent necessary to enable, HistoCell to perform its responsibilities and development obligations under this Agreement and not for any commercial purpose; and

(b) HistoCell, on behalf of itself and its Affiliates, hereby grants to RCAR during the Term of this Agreement a fully paid up, non-exclusive, royalty-free, non-transferable license under the HistoCell Background IP and HistoCell Solely Owned Research IP for the sole purpose of enabling, and only to the extent necessary to enable, RCAR to perform its responsibilities and development obligations under this Agreement and not for any commercial purpose .

(c) The foregoing licenses shall terminate automatically upon the termination or expiration of this Agreement. Except as expressly provided in this Section 5.11(b) neither Party acquires any rights nor licenses, express or implied, in, to or under the Background IP of the other Party.

5.14	Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right, title, or interest in or to any other Background IP, Solely Owned Research IP or Confidential Information of the other Party, whether by implication, estoppel, or otherwise, including any items controlled or developed by the other Party, or delivered by the other Party, at any time pursuant to this Agreement. For purposes of this definition only, “controlled” means, with respect to any Background IP, Solely Owned Research IP or Confidential Information, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party and/or its Affiliates to grant the other Party access, a license, or a sublicense to Intellectual Property or Confidential Information on the terms and conditions set forth in this Agreement without requiring a third Party's consent, or violating the terms of any agreement or other arrangement with or obligation to a third Party existing at the time such Party and/or its Affiliates would be required under this Agreement to grant the other Party such access, license, or sublicense.

5.15	This Agreement is intended to and hereby does serve, among other things, as a “joint research agreement” for purposes of Section 102(c) of the US Patent Act, 35 U.S.C. § 102(c). Each Party shall provide the other Party with all reasonable assistance and cooperation, including the preparation and filing of any terminal, or statutory, disclaimers and other documents, required to procure and preserve the protections under the Patent Act for all Research IP developed under the terms of this Agreement. Each Party is solely responsible for all costs and expenses relating to the preparation, filing, and prosecution of patent applications claiming Solely Owned Research IP by it and the maintenance of any resulting patents.

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6	LIABILITIES AND INDEMNITIES

6.1	Each Party shall fully and effectively indemnify the other Party and its employees, directors, consultants, third-party contractors, representatives and agents and keep them fully and effectively indemnified for all liabilities arising from its own acts, omissions or defaults under this Agreement, including but not limited to, all liabilities arising from actions by any of the Research Personnel engaged by an indemnifying Party participating in the Collaboration and the use to which it or its Research Personnel puts Research IP or Background IP belonging to the other Party. Notwithstanding any other provision of this Agreement, each Party shall use its reasonable endeavours to mitigate losses it may incur that are covered by indemnities provided by the other Party.

6.2	The Parties shall carry out the Collaboration in accordance with accepted scientific and industry principles and standards and shall endeavour to ensure the accuracy of the results of the results of the Collaboration. However, the Parties recognise that this Agreement provides for the carrying out of experimental research and development activities that Research IP or Background IP may contain experimental materials, data or processes whose properties and safety may not have been established. Therefore, the Parties do not undertake that the Research will provide specific results or provide data which can be used for a particular purpose, and any Research IP, Background IP, information or materials which a Party provides under this Agreement are supplied “as is” and without any express or implied warranties, representations or undertakings. A Party shall not be liable for the consequences or effects of any use to which the other Party or any third party may put Research IP, except to the extent that such claims arise from the proven negligence or default of the providing Party or its Research Personnel.

6.3	The Parties undertake to make no claim in connection with this Agreement or its subject matter against any employees, agents or appointees of the other Party (apart from claims based on fraud or wilful misconduct). This undertaking is intended to give protection to individual researchers and officers and does not prejudice any right which the Parties might have to claim against the other Party.

6.4	To the fullest extent permitted by Law the terms and conditions in this Agreement are agreed to be in place of any warranties, obligations or conditions implied by law, trade usage, custom or otherwise as to the merchantable quality or the fitness for any particular purpose of the services or items being supplied hereunder. Nothing in this Agreement limits or excludes either the liability of either of Party for death or personal injury, any fraud or for any sort of liability that by Law cannot be limited or excluded, or any loss or damage caused by a deliberate breach of this Agreement.

7	FORCE MAJEURE

7.1	Neither Party will be liable for any failure or delay in performing an obligation under this Agreement that is due to any of the following causes (which events and/or circumstances are hereinafter referred to as “Force Majeure”), to the extent beyond its reasonable control: acts of God, accident, riots, war, terrorist act, epidemic, pandemic, quarantine, civil commotion, breakdown of communication facilities, breakdown of web host, breakdown of internet service provider, natural catastrophes, governmental acts or omissions, changes in laws or regulations, national strikes, fire, explosion, generalized lack of availability of raw materials or energy; provided that the parties stipulate that Force Majeure shall not include the novel coronavirus Covid-19 pandemic which is ongoing as of the date of the execution of this agreement. If such circumstances persist for three months or longer, either Party may terminate this Agreement forthwith by giving notice in writing to that effect to the other Party.

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7.2	For the avoidance of doubt, Force Majeure shall not include (a) financial distress nor the inability of either party to make a profit or avoid a financial loss, (b) changes in the market prices or conditions, or (c) a Party’s financial inability to perform its obligations hereunder.

8	TERMINATION

8.1.	This Agreement shall automatically terminate on (i) the [****]anniversary date of the Effective Date or (ii) the [****]month anniversary of the Effective Date if the Parties, individually or collectively, have not secured third-party funding for the Collaboration.

8.2	This Agreement may be terminated or extended at any time by mutual written agreement of the Parties.

8.3	Anything in Section 8.1 to the contrary notwithstanding either Party may terminate this Agreement effective immediately upon giving written notice, in accordance with Section 9, to the other Party if:

(a) the other Party is in breach of its obligations under this Agreement, and fails to remedy such breach within [****] Business Days of receiving notice from the Party not in breach which clearly identifies and gives details of the breach;

(b) the other Party enters into bankruptcy or liquidation, has a receiver, liquidator or administrator appointed over the whole or any part of its assets, becomes insolvent or is otherwise unable to pay its debts as they fall due (with the exception of liquidation for the specific purpose of an amalgamation, reconstruction or other reorganisation such that the body resulting from the reorganisation agrees to be bound by and to assume the obligations imposed on the correspondent Party herein mutatis mutandis);

(c) there has been a demonstrable lack of progress or poor performance by the other Party;

(d) the other Party enters into a consolidation, merger or other corporate transaction, including an agreement for the sale of substantially all of its assets;

(e) termination is pursuant to Sections 1.1, 1.2, 1.9, 7.2 or on the basis of a violation of Section 10.11; and

(f) entry into a research and development collaboration agreement by either Party where such agreement might be in conflict with or supersede this Agreement or create a conflict of interest between the Parties.

To avoid any ambiguity, termination pursuant to this Section 8.2 shall be effective as of the date of the notice of termination.

8.4	Upon termination of this Agreement as per the provisions contained herein, each Party cease to use, and shall promptly return, all technical and scientific information, materials and devices (including Confidential Information and Background IP) supplied to it hereunder in connection with the Research by the other Party, together with all copies thereof in its possession, or in the possession of any of its related companies, Affiliates, successors in title, assigns or sub-licensees. The rights, benefits and licences granted or agreed to be granted hereunder to the Party in receipt of such notice shall automatically be deemed terminated or cease forthwith upon such termination and any rights assigned or agreed to be assigned (except as to the assignment of RCAR Solely Owned Research IP and the HistoCell Solely Owned Research IP, as the case may be) shall automatically be reassigned to the Party that owns them.

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8.5	The exercise by either Party of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto.

8.6	On termination or expiration of this Agreement, the Parties will have no obligation to continue further work in the Collaboration.

8.7	Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Sections 1.5, 1.8, 3.2, 4, 5, 6, 8.3, 8.4, 8.5, 8.6, 9, and 10.

9	NOTICES

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section 9:

For RCAR:

RenovaCare, Inc.

9375 E. Shea Blvd.

Suite 107-A

Scottsdale, AZ 85260

United States of America

Attention: Dr. Robin Robinson, Chief Scientific Officer

Phone: 240-330-9951

Facsimile: 301-349-4035

Email Address: rrobinson@renovacareinc.com

With a copy to Joseph Sierchio (which shall not be deemed notice hereunder)

Sierchio Law, LLP

29 Reed Road

Valatie, New York 12184

United States of America

Email: joseph@sierchiolaw.com

For HistoCell:

Dr. Julio Font, Chief Executive Officer

Parque Tecnologico 801. 2nd Floor

48160 – Derio, Bizkaia

Spain

Tel: +34 94 656 7900

Fax: +34 94 403 69 99

Email: font@histocell.com

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Notices sent in accordance with this Section 9 shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in accordance with this Section 9), in each case, with confirmation of transmission, if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the [****]Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

10	GENERAL

10.1	This Agreement, including its Proposal (Schedule 1), supersedes and terminates all other agreements, terms, understandings and representations regarding the Collaboration project whether written, oral, express or implied between the Parties and constitutes the entire agreement between the Parties concerning the Research and the sole basis on which they have entered into this Agreement. However, this Section shall not exclude a Party’s liability for any fraudulent representation or concealment made prior to the execution of this Agreement. In the event of any conflict or contradiction between the terms in the main body of this Agreement and Proposal (Schedule 1), the terms in the main body of this Agreement shall prevail.

10.2	Each Party shall ensure that its work on the Collaboration project complies fully with all applicable local, government and international laws, regulations and guidelines which are effective during the period of this Agreement, including those governing health and safety, data protection and equal opportunities matters such as race and gender equality, disability, age, religion and sexual orientation. In the event that a necessary ethical approval (if any) for the use of any material in the Proposal (Schedule 1) expires, is revoked or is not approved, the Parties agree that that they would not be able to make use of that material and the Parties would discuss alternatives.

10.3	If any part or any provision of this Agreement proves to any extent to be invalid, illegal or unenforceable, the remainder of such provision and all other provisions of this Agreement shall remain valid and enforceable to the fullest extent permissible by law and regulation, and such provision shall be deemed to be omitted from this Agreement to the extent of such invalidity, illegality or unenforceability. The remainder of this Agreement shall continue in full force and effect and the Parties shall negotiate in good faith to replace the invalid, illegal or unenforceable provision with a valid, legal and enforceable provision which has an effect as close as possible to the provision or terms being replaced.

10.4	No failure to exercise or delay in the exercise of any right or remedy which any Party may have under this Agreement or in connection with this Agreement shall operate as a waiver thereof, and nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or of any other such right or remedy.

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10.5	Except as provided for herein, neither Party shall use the other’s name, crest, logo or trademarks, or the name of any of its Research Personnel, nor imply their identity, without the express written permission of that Party or individual, except that nothing in this Section shall restrict, delay, impede or prevent a Party from using the other Party’s name when making disclosures under the any legally required filing or report, or in its own reports or internal literature. The content and timing of any internet or press releases regarding the Research shall be agreed by both Parties, such agreement not unreasonably to be withheld.

10.6	Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall confer or purport to confer on any third party any benefit or any right to enforce any term of this Agreement and it shall not require the permission of any third party for it to be amended or terminated.

10.7	This Agreement, originally written in the English language, shall be governed by the English language. In the event any dispute arises with respect to this Agreement, the meanings of all terms and provisions of this Agreement shall be interpreted in their original English form. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

10.8	For purposes of this Agreement, (a) Section headings, if any, in this Agreement are used for convenience only and shall not affect its interpretation or construction and shall not constitute part of this Agreement; (b) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (c) the word “or” is not exclusive; (d) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole;(e) all references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter; (f) all references to days in this Agreement mean calendar days, unless otherwise specified; and (g) unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The recitals to this Agreement shall constitute a part of this Agreement.

10.9	This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors in title and assigns, and any amendments to this Agreement shall be agreed in writing by all Parties, their successors in title or their assigns.

10.10	This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

10.11	Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the other Party's prior written consent, which consent may be given or withheld in that Party's sole discretion. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving a Party (regardless of whether that Party is a surviving or disappearing entity) shall be deemed to be a transfer of rights, obligations, or performance under this Agreement for which the other Party's prior written consent is required. No delegation or other transfer will relieve the other Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 10.11 is void. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns.

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10.12	This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement and those of any Schedule or other document, the following order of precedence shall govern: (a) first, this Agreement, excluding its Schedules; (b) second, the Schedules to this Agreement as of the Effective Date; and (c) third, any other documents incorporated herein by reference.

10.13	Neither Party shall issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement, or, unless expressly permitted under this Agreement, otherwise use the other Party's trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

10.14	Each Party shall, and cause its Research Personnel, upon the reasonable request of the other Party and at the sole cost and expense, of the other Party, to promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

10.15	The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

10.16	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.17	In this Agreement the following terms shall have the meaning ascribed thereto below:

“Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition only, the term “control” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise/direct or indirect ownership of more than fifty percent (50%) of the voting securities of a Person, and “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall have the meaning ascribed to it in the preamble to this Agreement.

“[****]” shall have the meaning ascribed to it in Section 1.6.

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“Background IP” shall have the meaning ascribed to it in Section 5.1.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City, United States of America or Barcelona, Spain are authorized or required by Law to be closed for business.

“Collaboration” shall have the meaning ascribed to it in the Recitals to this Agreement.

“Commercially Reasonable Efforts” means the carrying out of a party's obligations under this Agreement with the exercise of prudent scientific and business judgment and a level of effort and resources consistent with the efforts, and resources that the Party who bears the performance obligation or a comparable third party in the regenerative medicine industry would employ for products of similar strategic importance and commercial value that result from its own research efforts. Commercially Reasonable Efforts includes: (a) promptly assigning responsibility for development activities to specific employees who are held accountable for progress and monitoring such progress on an on-going basis; (b) setting and consistently seeking to achieve specific and meaningful objectives and timelines for carrying out such development activities; (c) consistently making and implementing decisions and allocating resources designed to advance the progress of such objectives and timelines; and (d) employing compensation systems for its employees that are no less favorable than the compensation systems the party applies with respect to its other programs with technology [and/or] products of similar potential.

“Confidential Information” shall have the meaning ascribed to it in Section 4.3.

“Definitive Commercialization Agreement” shall have the meaning ascribed to it in Section 1.5.

“Disclosing Party” shall have the meaning ascribed to it in Section 4.2.

“Effective Date” shall have the meaning ascribed to it in Section 2.1.

“Effective Period” shall have the meaning ascribed to it in Section 2.1.

“Force Majeure” shall have the meaning ascribed to it in Section 7.1.

“HistoCell” shall have the meaning ascribed to it in the preamble to this Agreement.

“HistoCell Background IP” shall have the meaning ascribed to it in Section 5.1.

“HistoCell Solely Owned Research IP” shall have the meaning ascribed to it in Section 5.6.

“[****]” shall have the meaning ascribed to it in the recitals to this Agreement.

“Information” means any and all ideas, concepts, data, know-how, discoveries, improvements, methods, techniques, technologies, systems, specifications, analyses, products, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, submissions, communications, skills, experience, knowledge, plans, objectives, algorithms, reports, results, conclusions, and other information and materials, irrespective of whether or not copyrightable or patentable and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which such Information may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational, or financial materials or information.

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“Intellectual Property” means all patentable and unpatentable inventions, works of authorship or expression, including computer programs, data collections and databases, and trade secrets, and other Information.

“Intellectual Property Infringement” shall have the meaning ascribed to it in Section 5.3.

“Investigator(s)” means the Person(s) appointed by the Parties pursuant to Sections 1.1 and 1.2.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Party” and “Parties” shall have the meaning ascribed to them in the preamble to this Agreement.

“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association, or other entity.

“Portable SkinGun™ Research” shall have the meaning ascribed to it in Section 1.6.

“Product” shall have the meaning ascribed to it in the recitals to this Agreement.

“Prosecuting Party” means the Party owning Solely Owned Research IP.

“Purpose” shall have the meaning ascribed to it in Section 1.5.

“RCAR” shall have the meaning ascribed to it in the preamble to this Agreement.

“RCAR Background IP” shall have the meaning ascribed to it in Section 5.1.

“RCAR Solely Owned Research IP” shall have the meaning ascribed to it in Section 5.6.

“Research” shall have the meaning ascribed to it in Section 1.6.

“Research IP” shall have the meaning ascribed to it in Section 5.5.

“Research Personnel” shall have the meaning ascribed to it in Section 4.2.

“[****]”shall have the meaning ascribed to it in the recitals to this Agreement.

“Solely Owned Research IP” shall have the meaning ascribed to it in Section 5.6.

“US Government” shall have the meaning ascribed to it in Section 3.2.

10.18	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, CONFIDENTIAL INFORMATION, INTELLECTUAL PROPERTY RIGHTS, TECHNOLOGY, RESEARCH IP, INDEPENDENT TECHNOLOGY, MATERIALS, PRODUCTS AND THE LIKE, OR ANY PORTION OF COMPONENT THEREOF.

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10.19	This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of New York, United States of America without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York In the event of any controversy or claim arising out of or relating to this contract, or the breach thereof, either Party may, by written notice to the other, have such dispute referred to their respective executive officers for attempted resolution by negotiation in good faith. Such attempted resolution shall take place no later than [****]days following receipt of such notice. If the Parties are unable to resolve a dispute, despite using reasonable efforts to do so, then the parties hereto agree first to try and settle the dispute by mediation, administered by the International Centre for Dispute Resolution under its Mediation Rules. If settlement is not reached within [****] days after service of a written demand for mediation, any unresolved controversy or claim arising out of or relating to this contract shall be settled by arbitration in accordance with the International Arbitration Rules of the International Centre for Dispute Resolution. Notwithstanding anything contained above to the contrary, issues involving the validity of patents will be decided by the courts or patent offices of the country which issued the patents in question.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[BALANCE OF THIS PAGE WAS LEFT INTENTIONALLY BLANK]

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Signed for and on behalf of	Signed for and on behalf of
HistoCell S.L.	RenovaCare Inc.

/S/ Julio Font	/s/ Robin Robinson
....................................	......................................
Name: Dr. Julio Font	Name: Dr. Robin Robinson
Title: Chief Executive Officer	Title: Chief Scientific Officer

Date January 28, 2028	Date January 28, 2028

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Schedule 1

To The Research and Collaboration Agreement

Made As of the 28 Day of January, 2022

By And Between RenovaCare Inc., And Histocell S.L. (the “Agreement”)

PROPOSAL OUTLINE FOR THE RESEARCH

All capitalized terms used in this Schedule 1 and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

Project Title:     Development and Evaluation of [****]

Spray Device Company:	RenovaCare, Inc. Scottsdale, Arizona USA

Allogenic Cell Company:	HistoCell S.L. Derio, Bizkaia Spain

Investigators:	Drs. Roger Esteban-Vives (RenovaCare) and Begoña Castro (HistoCell)

Project start date:	Effective Date, subject to funding criteria set forth in the Agreement

Term:	[****] years commencing on the Effective Date

Proposed Experiments:	[****].

Funders:	Funding for the Research and Collaboration will be sought from external third-party research funding organizations [****] or other third-party funding organizations or through Internal Funding by both Parties as may be agreed in writing.

Summary

Skin grafting with autologous and allogenic skin tissues has been the main stay treatment of partial- and full-thickness burn wounds for centuries. The advent of sheets of allogenic skin cultivated in vitro and biopolymers used as matrices and meshed to provide ultrastructural support have supplanted skin grafting to certain extent. However repeated surgeries and scarring are sequential sequalae of these forms of burn treatment. Most recently autologous skin cell therapy has been introduced as an alternative treatment that may offer a permanent single procedure for burn wounds without scarring in a definitive care setting (i.e., operation room surgeries). By combining enzymatic tissue digestion to render skin and pluripotent stem cells that are administered as a gentle, ultrafine mist with a medical spray device (e.g., SkinGun™), partial-thickness second-degree burn wounds may be treated effectively.

Despite these advancements, wound treatment is deficient in several areas. Treatment of full-thickness wounds in definitive settings may require stem cells from a different tissue source to afford stem cells that can facilitate healing of damaged skin, neuronal, vascular, muscular, and other tissues. Adipose-derived stem cells are shown in clinical studies to provide stem cells that may differentiate into the required cells for these types of wounds. [****] however, a [****]may be effective, as shown in clinical case studies for burn wounds. Lastly there is not an effective treatment of warfighters with burn and trauma wounds that may be administered in the field to facilitate rapid wound healing and keep the warfighter in the theater of operation until definitive care can be provided.

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The Collaboration project poses a set of experiments and development of a new [****]. Through the Collaboration the Parties initially will seek to develop human [****]. If successful it is contemplated that the Parties, in good faith, will negotiate the terms and conditions of a Definitive Commercialization Agreement, as contemplated by the Agreement.

Then the Collaboration moves into the clinical evaluation phase marked by proof-of-concept and pivotal clinical trials in the U.S. that evaluate the safety, feasibility, and efficacy of [****]. Additionally, [****]. Lastly evaluation of wound care with special antioxidant dressings (i.e.,/ [****]) will be evaluated with this new [****]therapy in separate arms of these clinical trials.

Partial funding for the Collaboration will be sought from external third-party research funding organizations (e.g., [****]). Both Parties agree to pursue actively and on a regular basis their participation in private or public initiatives, programs, grants etc which may provide any additional third-party funds to the Collaboration.

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